PEPSIAMERICAS SIGNS AGREEMENT WITH DR PEPPER SNAPPLE GROUP TO FURTHER BOOST CRUSH BRAND
DISTRIBUTION

Deal strengthens PepsiAmericas flavor portfolio, expands
availability of DPS’ brand in the South and Midwest

MINNEAPOLIS, MN and PLANO, TX (Sept. 18, 2008) – PepsiAmericas, Inc. (NYSE: PAS), and Dr Pepper Snapple Group, Inc. (NYSE:DPS), today announced an agreement that will increase the availability of the Crush beverage brand in PepsiAmericas’ territories.

Under the agreement, PepsiAmericas further aligns its fruit-flavored carbonated soft drink (CSD) portfolio behind the DPS Crush brand, which includes such flavors as orange, diet orange, grape and strawberry. The licensing agreement with DPS increases Crush availability to approximately 80 percent of PepsiAmericas’ U.S. system through the transfer of existing rights and the addition of new Crush markets. PepsiAmericas will transfer distribution rights for certain brands, including Hawaiian Punch, to DPS as part of the transaction. Other terms of the agreement, which is expected to close in early 2009, were not disclosed.

“PepsiAmericas is committed to providing a diverse portfolio of products to our customers and consumers,” said Michael Durkin, executive vice president of U.S. sales and marketing for PepsiAmericas. “Crush is a great brand and it brings more consistency to our flavored product offerings, while meeting growing consumer demand for flavored CSDs.”

DPS’ agreement with PepsiAmericas is the second deal involving the Crush brand announced in the past month. In August 2008, Pepsi Bottling Group agreed to carry the Crush brand throughout most of its territory. In total, DPS’ recent deals will more than double the current U.S. penetration of the Crush brand and position it well for future growth.

“PepsiAmericas has long been a valued partner as a bottler and distributor of Crush, Dr Pepper and other brands within our portfolio,” said Jim Johnston, DPS president of sales. “We look forward to working closely with them to expand Crush in their territories and to realize the brand’s potential as a leading flavor CSD.”

Flavored carbonated soft drinks now account for almost half of all CSD sales in the U.S., and Orange and Diet Orange Crush compete in the fourth largest segment of the flavor category. Orange, grape and strawberry flavors represent about a 6 percent share of the CSD market in the U.S. Market research shows that three out of four Americans are aware of the brand.

About PepsiAmericas
PepsiAmericas, Inc. (NYSE: PAS) is the world’s second-largest manufacturer, seller and distributor of PepsiCo beverages with some of the best-recognized trademarks including Pepsi, Diet Pepsi, Mountain Dew, Sierra Mist, Lipton Iced Tea, Sobe Life Water, Propel, Starbucks Frappuccino and AMP. With annual sales of nearly $4.5 billion in 2007, PepsiAmericas employs over 20,000 people and operates 33 manufacturing facilities and over 185 distribution centers across its markets. PepsiAmericas serves a significant portion of a 19-state region in the U.S.; Central and Eastern Europe, including Ukraine, Poland, Romania, Hungary, the Czech Republic and Slovakia; and the Caribbean. For more information on PAS, please visit www.pepsiamericas.com.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group, Inc. (NYSE: DPS) is an integrated refreshment beverage business marketing more than 50 beverage brands to consumers throughout North America. In addition to its flagship Dr Pepper and Snapple brands, the company’s portfolio includes 7UP, Mott’s, A&W, Sunkist Soda, Hawaiian Punch, Canada Dry, Schweppes, Squirt, RC Cola, Diet Rite, Peñafiel, Rose’s, Yoo-hoo, Clamato, Mr & Mrs T and other well-known consumer favorites. Based in Plano, Texas, Dr Pepper Snapple Group employs approximately 20,000 people and operates 24 bottling and manufacturing facilities and more than 200 distribution centers across the United States, Canada, Mexico and the Caribbean. For more information on DPS, please visit www.drpeppersnapple.com.

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Forward-Looking Statement

Statements made in this press release that relate to future performance or financial results of either PepsiAmericas, Inc. or DPS are forward-looking statements which involve uncertainties that could cause their respective actual performance or results to materially differ. Neither PepsiAmericas nor DPS undertakes any obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement, with respect to PepsiAmericas, should be read in conjunction with the additional information about risks and uncertainties set forth in PepsiAmericas’ Securities and Exchange Commission reports, including its annual report on Form 10-K for the year ended December 29, 2007, and with respect to DPS, should be read in conjunction with the additional information about risks and uncertainties set forth in DPS Securities and Exchange Commission Filings, including DPS’ registration statement on Form 10 filed April 22, 2008.

Press Contacts:	Tina Barry Dr Pepper Snapple Group (972) 673-7931	Mary Viola PepsiAmericas, Inc. (847) 598-2870
Investor Contacts:	Aly Noormohamed Dr Pepper Snapple Group (972) 673-6050	Sara Zawoyski PepsiAmericas, Inc. (612) 661-3830